UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2013
Date of Report (Date of earliest event reported)

Rango Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53253 (Commission File Number)	20-8387017 (IRS Employer Identification No.)

4651 Shell Road, Suite 140 Richmond, BC, Canada (Address of principal executive offices)	V6X 3M3 (Zip Code)

(888) 224-6039
Registrant's telephone number, including area code

213 E. Arkansas Ave
Vivian, LA 71082, USA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01     Other Events

On May 15 2013, Rango Energy Inc. (the "Company") issued a news release announcing that it signed a Letter of Intent with Proco Operating Co., Inc., based in Graford, Texas, for a 75% working interest on approximately 6,000 acres located in the Ft. Worth Basin in North Central Texas.

Further, on May 21, 2013, the Company issued a news release announcing that it signed a Letter of Intent with Hangtown Energy Inc., based in Carson City, Nevada for a working interest on a total of over 12,000 acres located within three separate oil fields in Central and Southern California.

Further, on May 23, 2013 the Company issued a news release announcing that Vincent Ramirez, the CEO of Hangtown Energy Inc. and an oil and gas industry professional, has formally joined the Company's Advisory board.

Finally, on May 28, 2013 the Company issued a news release announcing that it has executed a Definitive Participation Agreement with Hangtown Energy, Inc. whereby the Company will acquire working interests in three exploration/development projects in Central California covering over 12,000 acres of reserve potential.

A copy of the press releases are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

Item 9.01      Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro forma Financial Information

Not applicable.

(c)     Shell Company Transaction

Not applicable.

(d)     Exhibits
Exhibit	Description
99.1	Press Release dated May 15, 2013
99.2	Press Release dated May 21, 2013
99.3	Press Release dated May 23, 2013
99.4	Press Release dated May 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RANGO ENERGY INC.
DATE: May 28, 2013	/s/ Herminder Rai Herminder Rai CFO and a director

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